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              SUBSIDIARIES OF CHARTER BANCSHARES, INC.

The following comprise all the subsidiaries of Charter Bancshares, Inc.:

     CBH, Inc.
     2500 West Fourth Street, Suite 11
     Wilmington, Delaware 19899

     Charter National Bank-Houston
     2600 Citadel Plaza Drive
     Houston, Texas 77008

     Charter National Bank-Colonial
     2301 FM 1960 West
     Houston, Texas 77068

     University National Bank-Galveston
     700 University Blvd.
     Galveston, Texas 77550

     Charter Venture Group, Inc.
     2600 Citadel Plaza Drive
     Houston, Texas 77008

     Charter-Houston Securities, Inc.
     (formerly Charter Leasing, Inc.)
     2600 Citadel Plaza Drive
     Houston, Texas 77008

     Charter-Colonial Securities, Inc.
     (formerly Bissonnet West, Inc.)
     2600 Citadel Plaza Drive
     Houston, Texas 77008

     Charter Mortgage Company
     (formerly Capital Standard Mortgage Company)
     13101 Northwest Freeway, Ste. 120
     Houston, Texas 77040-6309

     Charter Bank, SSB
     (formerly West Loop Savings & Loan)
     4672 Beechnut
     Houston, Texas 77096

     Beechnut Holdings, Inc.
     2600 Citadel Plaza Drive
     Houston, Texas 77008